                          EXHIBIT 10.1

                      EMPLOYMENT AGREEMENT
                              WITH
                           LESTER HILL

                          EXHIBIT 10.1

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the 17th day of February, 1997, between PACIFIC SCIENTIFIC
COMPANY, a California corporation (the "Company"), and LESTER
"BUCK" HILL (the "Executive").

     In consideration of the promises and covenants set forth below, the parties hereto agree as follows:

     1.   Employment.

          The Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment with the Company, on the terms and conditions set forth herein.

     2.   Term.

          The employment of Executive by the Company as provided in this Agreement will commence on February 17, 1997 (the "Start Date"), and end on December 31, 2000, unless further extended or sooner terminated as hereinafter provided. On January 1, 2000, and on January 1 of each year thereafter (each an "Extension Date"), the term of Executive's employment hereunder shall automatically be extended for one additional year unless, prior to such Extension Date, either party delivers written notice to the other party that the term of Executive's employment hereunder will not be extended or that Executive's employment is otherwise terminated pursuant to the terms of this Agreement.

     3.   Position and Duties.

          Executive shall serve as Chairman of the Board, President and Chief Executive Officer of the Company, or such other position or positions as may be agreed upon by Executive and the Board of Directors. Executive shall at all times perform his duties and obligations faithfully and diligently and shall devote all his business time, attention and efforts exclusively to the business of the Company. Executive shall industriously perform his duties under the supervision of and report to the Board of Directors of the Company and shall accept and comply with all directions from and all policies established from time to time by the Board of Directors of the Company.

Executive's primary duties shall include, without limitation, responsibility for the day-to-day management of the Company and such other duties as may from time to time be prescribed by the Board of Directors of the Company. Executive shall promote the trade and business of the Company to the best of his ability and shall adhere to the Company's policies and procedures applicable to the Company's employees generally.

          Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, entity or organization, whether for compensation or otherwise, without the prior consent of the Company's Board of Directors; provided, however, that the foregoing shall not preclude Executive from (i) serving on boards of trade associations and/or charitable organizations (subject to reasonable approval of the Board of Directors of the Company),
(ii) continuing to serve on the Board of Directors of Metrologic Instruments, Inc. and on the Board of Advisors for Femtometrics, Inc. (as long as such corporations do not compete with the Company) and (iii) engaging in charitable activities and community affairs, provided that such activities and directorships do not interfere with the proper performance of Executive's duties and responsibilities hereunder.

     4.   Place of Performance.

          In connection with Executive's employment by the Company and except for required travel on Company business, Executive shall be based at the principal executive offices of the Company, currently based in Newport Beach, California.

     5.   Compensation and Related Matters.

          (a) Salary. During the term of Executive's employment hereunder, the Company shall pay to Executive a salary of $325,000 per annum, subject to increase (but not decrease) in the sole discretion of Board of Directors based on performance and salary reviews of Executive in accordance with Company policy. Such salary shall be paid in equal semi-monthly installments (or such shorter intervals as the Company may elect) and shall accrue from day to day. Executive's salary shall be subject to annual review by the Company's Board of Directors or its Compensation Committee.

          (b)   Performance Bonus.  During the term of
Executive's employment hereunder, Executive shall be eligible for an annual bonus (which bonus may be pursuant to the Company's Management Incentive Plan) based on Executive's performance, which bonus shall be payable within ninety days after the end of each Company fiscal year. The amount of such bonus, if any, shall be determined by the Board of Directors by evaluating Executive's performance against certain goals and objectives (whether quantifiable, subjective or both) established by the Board of Directors after consultation with Executive prior to the end of the first quarter of each fiscal year, except that for the 1997 fiscal year, the goals and objectives are to be established by mutual agreement prior to the end of the second quarter of 1997. The full "target" amount of such bonus for accomplishing the goals and objectives shall be 75% of Executive's then current base salary as set forth in Section 5(a).

          (c) Vacations. During the term of Executive's employment hereunder, Executive shall be entitled to four weeks of vacation in each calendar year, and to compensation with respect to earned but unused vacation days determined in accordance with the Company's vacation policy.

          (d) Expenses. During the term of Executive's employment hereunder, Executive shall be entitled to receive reimbursement for all reasonable out-of-pocket travel and other expenses (excluding ordinary commuting expenses) incurred by Executive in performing Executive's services hereunder, provided that:

                (i) Each such expenditure is of a nature quali-fying it as a proper business expenditure of the Company and is approved by the Company; and

               (ii) Executive furnishes to the Company adequate documentary evidence for the substantiation of such expenditures and Executive otherwise complies with Company policies with respect to expense reimbursement.

          (e) Stock Option. Executive acknowledges that, as additional compensation for Executive's employment hereunder, Executive will be granted a nonstatutory stock option (the "Stock Option") to acquire 250,000 of the Company's common stock pursuant to the Stock Option Agreement attached hereto as Exhibit
A. Executive's right to exercise the Stock Option shall be governed by the terms of the Stock Option Agreement.

          On or before June 1, 1997, the Company shall (i) file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering under the Securities Act in 1933 the shares of common stock underlying the Stock Option, and (b) file with the New York Stock Exchange, Inc. a Supplemental Listing Application for the purpose of listing the shares of common stock subject to the Stock Option on the New York Stock Exchange.

          Executive may, from time to time, be eligible to receive additional options as determined in the sole discretion of the Company's Board of Directors and the Compensation
Committee of the Board of Directors.

          (f) Medical Insurance and Other Benefits. During the term of Executive's employment hereunder, Executive will be entitled to participate in any medical, dental and disability insurance plans, life insurance plans, retirement plans and other employee welfare and benefit plans or programs made available to the Company's senior-level executives or its employees generally, as such plans and programs may be in effect from time to time.

          (g) Retirement Plan. During the term of Executive's employment hereunder, Executive will be entitled to participate in a non-qualified defined contribution plan established by the Company and described on Exhibit B hereto.

          (h) Automobile Allowance. During Executive's employment hereunder, the Company shall pay to Executive an automobile allowance of $1,100 per month.

     6.   Termination.

          (a) Agreement Terminable at Will. Notwithstanding anything herein to the contrary, this Agreement and Executive's employment with the Company are terminable at will by the Company for any reason, with or without prior notice or cause; provided that Executive's entitlement to payments and benefits following such termination will depend on the type of termination and shall be governed by the other provisions of this Section 6.

          (b)   Termination for Cause.

                (1) The Company may at any time upon notice to Executive terminate this Agreement and Executive's employment hereunder for "Cause" pursuant to the provisions of this Section 6(b). Executive shall be given notice by the Board of Directors of its intention to terminate Executive for Cause, and the Board shall give Executive an opportunity to address, at the Board's option, the Board or a committee of one or more directors regarding the grounds on which the proposed termination for Cause is based.

          For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

          (A) The breach by Executive of any material provision or covenant of this Agreement; or

          (B) Executive's failure to perform or the gross negligence in the performance of Executive's material duties hereunder (and if such failure or gross negligence is susceptible to cure by Executive, the failure to effect such cure by Executive within thirty (30) days after written notice of such failure or gross negligence is given to Executive); or

          (C) Executive's engagement in an act of dishonesty or falsification or any transaction involving a material conflict of interest which was not disclosed to and approved by the Company's
Board of Directors; or

          (D) Except as permitted hereunder, Executive's unexplained absences from the Company; or

          (E) Executive's use of alcohol, which use interferes with the performance of Executive's duties hereunder, or Executive's use of illegal narcotics; or

          (F) Executive's indictment for a crime of theft, embezzlement, fraud, misappropriation of funds or other alleged act of dishonesty by Executive, or Executive's indictment for any other felony or other crime involving moral turpitude; or

          (G) Executive's engagement in discrimination or harassment on any statutorily prohibited basis; or

          (H) Executive's engagement in any violation of law relating to Executive's employment by the Company or violation by Executive of Executive's duty of loyalty to the Company.

                (2)   If this Agreement is terminated by the
Company for Cause pursuant to this Section 6(b), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the portion of Executive's salary as set forth in Section 5(a) which has been earned up to the Date of Termination, (ii) compensation for any accrued and unused vacation up to the Date of Termination, and (iii) reimbursement, pursuant to Section 5(d) for business expenses incurred up to the Date of Termination (collectively, the "Minimum Payments").

          (c)   Death.

                (1) This Agreement and Executive's employment hereunder shall terminate automatically upon Executive's death.

                (2) If this Agreement is terminated because of Executive's death pursuant to this Section 6(c), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments, and (ii) any life insurance proceeds Executive is otherwise entitled to under any applicable life insurance in effect on the Date of Termination.

          (d)   Disability.

                (1)   If Executive becomes disabled during
Executive's employment hereunder, this Agreement and Executive's employment hereunder shall terminate on the date of determination by the Board of Directors of the Company of such disability. As used herein, "disability" shall mean any condition that qualifies as a disability under the Company's long-term disability plan as in effect on the date of determination or which renders Executive incapable of performing substantially all of his managerial and executive services hereunder for ninety (90) days or more in the aggregate during any calendar year, and which at any time after such ninety (90) days the Company's Board of Directors shall determine continues to render Executive incapable of performing his managerial and executive services hereunder.

               (2) If this Agreement is terminated because of Executive's disability pursuant to this Section 6(d), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments, and (ii) any benefits to which Executive is entitled under the Company's long-term disability plan as in effect on the Date of Termination.

          (e)   Termination Other Than for Cause, Death or
Disability.

                (1)   The Company shall, for any reason, be
entitled to terminate this Agreement and Executive's employment hereunder at any time without Cause and other than on account of Executive's death or disability pursuant to this Section 6(e).

                (2)   If this Agreement is terminated by the
Company pursuant to this Section 6(e), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments, and (ii) a severance payment of, at the option of Executive, either (A) twenty-four (24) months of Executive's then current salary as set forth in Section 5(a) payable in a lump sum within thirty (30) days after the Date of Termination or as otherwise mutually agreed to by the parties, or (B) twenty-four months of Executive's then current salary as set forth in Section 5(a) payable in semi-monthly installments over a twenty-four month period after the Date of Termination.

          (f)   Resignation for Good Reason.

                (1) Executive shall be entitled to terminate this Agreement and Executive's employment hereunder at any time for Good Reason pursuant to the provisions of this Section 6(f).

                For purposes of this Agreement, Executive shall have "Good Reason" to terminate Executive's employment hereunder if:

               (A)   The Company relocates its principal
executive offices outside the area within a radius of twenty-five
(25) miles from Newport Beach, California without the consent of Executive, and Executive gives the Company written notice of his objection to such relocation within five days of being informed of such contemplated relocation; or

               (B) Without Executive's express consent, the Company substantially reduces Executive's duties and responsibilities such that it results in a material adverse reduction in Executive's position, authority or responsibilities, and the Company fails to cure such reduction in duties and responsibilities within twenty (20) days after written notice specifying the particular acts objected to and the specific cure requested is given to the Company by Executive.

               (2) If this Agreement is terminated by Executive for Good Reason pursuant to this Section 6(f), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments, and (ii) a severance of, at the option of Executive, either (A) twenty-four (24) months of Executive's then current salary as set forth in Section 5(a) payable in a lump sum within thirty (30) days after the Date of Termination or as otherwise mutually agreed to by the parties, or (B) twenty-four months of Executive's then current salary as set forth in Section 5(a) payable in semi-monthly installments over a twenty-four month period after the Date of Termination.

         (g)   Resignation without Good Reason.

               (1) Executive shall be entitled to terminate this Agreement and Executive's employment hereunder without Good
Reason at any time on thirty (30) days prior written notice delivered by Executive to the Company.

               (2) If this Agreement is terminated by Executive pursuant to this Section 6(g), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only the Minimum Payments.

          (h)   Termination of Employment Following a Change of
Control.   If within one year following a "Change of Control of
the Company" (i) Executive terminates his employment for Good Reason, (ii) the Company terminates Executive's employment other than for Cause, death or disability, or (iii) the Company delivers notice to Executive that it is not extending the term of Executive's employment pursuant to Section 2 of this Agreement for one year, then the Company shall be obligated to pay to Executive or Executive's estate the payments and benefits provided in Subsection 6(f)(2) above.

          For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to have occurred if:

          A. the shareholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties;
or

          B. any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change in Control" of the Company:

               (1)   any acquisition directly from the Company
(excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); or

               (2)   any acquisition by an employee benefit plan
(or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          C. the shareholders of the Company approve the dissolution or liquidation of the Company; or

          D. the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another entity or entities, the result of which merger or consolidation is that less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by holders of the Company's common stock immediately prior to the merger.

          (i) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to Section 6(c) above) shall be communicated by a written Notice of Termination to the other party hereto.
For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth the circumstances which provide a basis for termination of Executive's employment under the provisions so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall not be more than thirty (30) days after the giving of such notice).

          (j) Date of Termination. "Date of Termination" shall mean the date of death, the date of the determination of a disability, the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

     7.   Exclusivity of Payments.

          Upon termination of Executive's employment hereunder, Executive shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, other than the pay-ments and benefits provided in Section 6, except for any benefits which may be due to Executive in the normal course under any employee benefit plan or program of the Company which provides for benefits after termination of employment. Executive's right to receive payments or benefits under this Agreement upon termination of employment will cease if Executive breaches any provision of Sections 8 or 9 below.

     8.   Proprietary Information.

          (a) Definition. Executive hereby acknowledges that Executive possesses and may make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Company and its business (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, inventions, processes, formulae, programs, technical data, "know-how," procedures, manuals, confidential reports and communica-tions, marketing methods, product sales or cost information, new product ideas or improvements, new packaging ideas or improvements, research and development programs, identities or lists of suppliers, vendors or customers, financial information and financial projections of the Company, or any other confidential or proprietary information relating to the Company and/or its business. The term "Proprietary Information" does not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure by Executive), (ii) was available to Executive prior to disclosure by the Company, provided that the person who was the source of such information was not known by Executive to be subject to an obligation of confidentiality to the Company, or (iii) becomes available to Executive on a non-confidential basis from a person other than the Company or its representatives, provided that the source of such information was not known by Executive to be subject to an obligation of confidentiality to the Company.

          (b) Nondisclosure. During the term of this Agreement and thereafter, Executive will not, without the prior express written consent of the Board of Directors, disclose or make any use of any Proprietary Information except as may be required in the course of the performance of Executive's services under this Agreement.

          (c) Agreement Not to Solicit Employees and Customers. To protect the Proprietary Information and trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of two (2) years after termination of this Agreement, not to, directly or indirectly, either on Executive's own behalf or on behalf of any other person or entity, solicit or employ any person who is an employee of the Company or any Company subsidiary or attempt to persuade any customer of the Company or any Company subsidiary to cease to do business or to reduce the amount of business which any customer of the Company or any Company subsidiary has customarily done or contemplates doing with the Company or the subsidiary. Executive agrees that the covenants contained in this paragraph are reasonable and desirable.

          (d) Agreement Not To Compete. During the term of Executive's employment by the Company and, in the event of termination of Executive's employment by the Company pursuant to
Section 6(e), for a period of twenty-four (24) months thereafter, Executive will not, directly or indirectly, whether as an officer, director, stockholder, partner, employee, representative or otherwise, become or be interested in, or be associated in business with, any person, corporation, firm, partnership or other entity which engages in any business or activity which is a competitor of the Company or any of the Company's subsidiaries. In the event Executive's employment is terminated by the Company pursuant to Section 6(e) above, Executive agrees, for a period of twenty-four (24) months after Executive's termination of employment by the Company, to be available to provide reasonable consulting services to the Company at such reasonable times as the Company and Executive may mutually agree. Notwithstanding the foregoing, nothing contained in this paragraph shall prevent Executive from holding or acquiring common stock in any company which is publicly traded on any national recognized stock exchange or The NASDAQ Stock Market provided that such holdings are less than one percent (1%) of the outstanding capital stock of such publicly-traded company. Executive agrees that the covenants contained in this paragraph are reasonable and desirable.

     9.   Protection of Property.

          All records, files, manuals, documents, specifications, lists of customers, forms, materials, supplies, computer programs and other materials furnished to the Executive by the Company, used on its behalf or generated or obtained during the course of the performance of the Executive's services hereunder, shall be the property of the Company. Upon termination of Executive's employment with the Company, Executive shall immediately deliver to the Company, or its authorized representative, all such property, including all copies, remaining in Executive's possession or control.

     10.   Specific Performance.

           In the event of the breach by Executive of any of the provisions of Sections 8 or 9, the Company, in addition to all other rights and remedies existing in its favor and notwithstanding the provisions of Section 11 hereof, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

     11.   Arbitration.

The parties hereto acknowledge that it is in their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if any party has a dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), any dispute regarding Executive's termination of employment from the Company, tort claims, claims for harassment or discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violation of public policy or, any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers' compensation benefits), and the parties are unable to reach agreement among themselves, then a settlement conference must be held within thirty (30) days upon receipt of a notice by the complaining party describing in detail the complaint and setting forth a proposed solution to the complaint. The settlement conference will be held in any Orange County, California, office of the Judicial Arbitration and Mediation Services/Endispute ("JAMS"). The complaining party must contact JAMS to schedule the conference and the parties must agree on a retired judge from the JAMS panel. If the parties are unable to agree upon such a retired judge, JAMS shall provide a list of three available judges and each party may strike one judge. The remaining judge will serve as the mediator at the settlement conference.

          If the dispute is not settled by the above-described format, the parties agree to submit the dispute to JAMS for binding arbitration. A three-judge panel will be selected to arbitrate the dispute. JAMS will provide the names of five potential arbitrators, giving each party the opportunity to strike one name. The remaining three arbitrators will serve as the arbitration panel. The parties agree that the arbitration must be initiated within the time period of the statute of limitations applicable to the claim(s) if the claim(s) had been filed in Court. Arbitration may be initiated by the aggrieved party by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. All fees and expenses of the arbitration, including a transcript if either request, will be borne by the parties equally. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs unless the party prevails on a claim for which attorneys' fees are recoverable by statute, in which case the arbitrators may award attorneys' fees and costs to the prevailing party.

     12.   Election to the Board of Directors.

           (a) The Company shall nominate Executive to be elected to the Company's Board of Directors at the first meeting of the Board of Directors after the Start Date.

           (b) Upon Executive's cessation of employment with the Company for any reason, Executive shall thereupon be deemed to have resigned from the Board of Directors of the Company, every parent or subsidiary of the Company on which he is then serving as a director, and any other company on which Executive is then serving at the request of the Company as a director, in each case effective as of the date of cessation of employment.

     13.   Representation by Counsel.

           Executive acknowledges that he has been represented by legal counsel in connection with this Agreement and has consulted with such legal counsel.

     14.   Successors.

           This Agreement is personal to the Executive and is not assignable by the Executive otherwise than by will or the laws of descent and distribution without the prior written consent of the Company's Board of Directors. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     15.   Notice.

           For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

           If to Executive:   Executive's address as on file
                              with the Company

           If to Company:     Pacific Scientific Company
                              620 Newport Beach Drive
                              Newport Beach, California 92660
                              Attention:  Secretary

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt thereof.

     16.   Section 280G.

           Anything in this Agreement to the contrary notwithstanding, Executive's payments and benefits under this Agreement and all other arrangements or programs shall not, in the aggregate, exceed the maximum amount that may be paid to Executive without triggering golden parachute penalties under
Section 280G and related provisions of the Internal Revenue Code, as amended, as determined in good faith by the Company's independent auditors. If Executive's benefits must be cut back to avoid triggering such penalties, Executive's benefits will be cut back in the priority order Executive designates or, if Executive fails to promptly designate an order, in the priority order designated by the Company. Executive and the Company agree to reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties on payments or benefits Executive receives.

     17.   Entire Agreement.

           This Agreement, together with the documents referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

     18.   Amendment; Waiver; Governing Law.

           No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and by such officer of the Company as may be specifically designated by the Company's Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

     19.   Validity.

           The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     20.   Counterparts.

           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     21.   Survivability.

           The provisions in Sections 8, 9, 10, 11 and 16 of this
Agreement shall survive any termination of this Agreement.

     22.   Withholding of Taxes; Tax Reporting.

           The Company may withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PACIFIC SCIENTIFIC COMPANY,         EXECUTIVE
a California corporation

By:    /s/ RICHARD V. PLAT          By:     /s/ LESTER HILL
Name:   Richard V. Plat                  Lester "Buck" Hill
Title:  Executive Vice President

                          EXHIBIT 10.2

                     STOCK OPTION AGREEMENT
                              WITH
                           LESTER HILL

                          EXHIBIT 10.2


                            Exhibit A
                   PACIFIC SCIENTIFIC COMPANY

               NONSTATUTORY STOCK OPTION AGREEMENT


     THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "Agreement") between PACIFIC SCIENTIFIC COMPANY, a California corporation (the
"Company"), and LESTER "BUCK" HILL ("Employee") is entered into as of the 18th day of February, 1997.

                            RECITALS

     A. Pursuant to an Employment Agreement dated as of February 17, 1997, between the Company and Employee (the "Employment Agreement"), the Company has agreed to grant to Employee an option to purchase shares of the Company's common stock.

     B. The Company and Employee desire to enter into this Agreement to memorialize the grant of the option to Employee.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Grant. The Company hereby grants to Employee the right to purchase up to 250,000 shares of common stock of the Company at a price of $12.625 per share (which price equals the closing price of the Company's common stock on the New York Stock Exchange as of the date of this Agreement), on the terms and conditions set forth herein. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, as amended, and is not made pursuant to any Company stock option plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise this option shall be bound by all terms and conditions of this Agreement.

          2. Exercisability. The option granted herein shall become exercisable at the following times and in the following amounts:

               The option shall become exercisable in cumulative increments of 50,000 shares on each of February 18, 1997, February 18, 1998, February 18, 1999, February 18, 2000, and February 18, 2001. The option granted hereunder shall lapse and expire on the tenth (10th) anniversary of the date hereof.

               If Employee does not purchase the full number of shares he is entitled to purchase in any one year, the right to purchase such shares carries over to the subsequent years during the term of this option.

               Notwithstanding the foregoing, this option shall automatically become fully exercisable upon a "Change of Control of the Company," as such term is defined below.

               For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to have occurred if:

          (a) the shareholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties;
or

          (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change in Control" of the Company:

               (i)   any acquisition directly from the Company
(excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); or

               (ii)  any acquisition by an employee benefit plan
(or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

          (c) the shareholders of the Company approve the dissolution or liquidation of the Company; or

          (d) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another entity or entities, the result of which merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by holders of the Company's common stock immediately prior to the merger.

     3. Exercise. This option may be exercised on the terms and conditions contained herein by giving five (5) days' prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock previously held by the Employee valued at "Fair Market Value".

          For the purposes of this Agreement, "Fair Market Value" as of a certain date (the "Determination Date") means: (a) the closing price of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then trading, if any, on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or
(b) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (i) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (c) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the Determination Date, as determined in good faith by the Board; or (d) if the Company's stock is not publicly traded, the fair market value established in good faith by the Board.

          Provided that a public market in the Company's common stock exists, Employee will be entitled to exercise this option through a "same day sale" commitment from Employee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Employee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay the exercise price and any applicable tax withholding and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price and the payment of all required taxes directly to the Company.

     4.   Termination of Employment.

          (a) Termination by Employee. If Employee's employment is terminated by Employee, Employee shall have ninety
(90) days following the "Date of Termination" (as defined in Section 6(j) of the Employment Agreement) to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

          (b) Termination for Cause. If Employee's employment is terminated by the Company for "Cause" (as defined in Section 6(b) of the Employment Agreement) the Employee shall have ninety
(90) days following the Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

          (c) Death. If Employee's employment is terminated for death, or having ceasing to be an employee, but during the period during which Employee could have exercised this option in accordance with the terms of this Agreement, Employee should die, Employee's executor or administrator of Employee's estate shall have the right for twelve (12) months following such death to exercise this option, but only to the extent that this option was exercisable on the date of Employee's death.

          (d) Disability. If Employee's employment is terminated for "disability" (as defined in Section 6(d) of the Employment Agreement), Employee or his administrator or legal guardian, shall have the right for six (6) months following such Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

          (e) Other. If Employee's employment is terminated for any reason other than as set forth in Sections 4(a), (b), (c) and (d) above, Employee shall have ninety (90) days following such Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

     5. Transferability. This option shall be transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee's lifetime only by him. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void and, at the Company's option, shall cause Employee's rights under this Agreement to terminate.

     6. Withholding Requirements. In the event the Company determines that it is required to withhold state or Federal income taxes as a result of the exercise of this option, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

     7. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company's right to terminate Employee.

     8. Recapitalization. The number of shares of Common Stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.
Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled.

          The foregoing adjustments shall be made by the Company's Board of Directors, whose determination shall be conclusive and binding on the Company and Employee.

          Except as expressly provided in this Section 8, Employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to this option or the exercise price thereof.

          This option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     9. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of the Company's common stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time.

          Further, the Board of Directors of the Company may require as a condition of issuance of any shares under this option that Employee furnish a written representation that he is acquiring the shares for investment and not with a view to distribution to the public. The certificate evidencing any shares issued pursuant to this option shall bear such restrictive legends as required by federal or state law.

     On or before June 1, 1997, the Company shall (a) file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering the shares of common stock subject to this option under the Securities Act of 1933, and (b) file with New York Stock Exchange, Inc. a Supplemental Listing Application for the purpose of listing the shares of common stock subject to this option on the New York Stock Exchange.

     10. Effect of Exercise. Upon the exercise of all or any part of this option, the number of shares of common stock subject to the option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     11. Notices. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be addressed in care of the Secretary, Pacific Scientific Company, 620 Newport Beach Drive, Newport Beach, California 92660, and if sent to Employee, it shall be addressed to Employee's address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section. Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

     12. Choice of Law; Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     13. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

     14. Paragraph Headings; Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time nor does this Agreement constitute a contract or agreement for employment.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


PACIFIC SCIENTIFIC COMPANY,
a California corporation


By:   /s/  RICHARD V. PLAT
Name:   Richard V. Plat
Title:  Executive Vice President


EMPLOYEE:


   /s/  LESTER HILL
Lester "Buck" Hill

                          EXHIBIT 10.3

              DEFERRED CONTRIBUTION PLAN AGREEMENT
                              WITH
                           LESTER HILL

                          EXHIBIT 10.3


                            EXHIBIT B

                   PACIFIC SCIENTIFIC COMPANY
                 Deferred Compensation Agreement


Pacific Scientific Company (Company) and Lester "Buck" Hill
(Executive) hereby agree to the following deferred compensation arrangement.

1.   Monthly Deferred Compensation Accruals:   As of the last day
of each accounting month, the Company shall credit $5,000 to Executive's Deferred Compensation Account maintained pursuant to
Section 2 of this Agreement. No further credits shall be made to Executive's Deferred Compensation Account after his active employment permanently ceases.

2.   Deferred Compensation Account:   The Company shall maintain on
its books a Deferred Compensation Account for the Executive. This
Deferred Compensation Account shall be credited with deferred compensation accruals in accordance with Section 1 of this Agreement.

3.   Earnings on the Deferred Compensation Account:   During 1997
the amount deferred under Section 1 above will be credited monthly with interest at an annual rate of 9% (the current expected long-term rate of return of the Company's qualified Retirement Plan).

     The earnings rate for all subsequent periods of employment will be the actual annual rate of return on the Executive's account in the Pacific Scientific Company Savings Plan, as determined by the Company at its sole discretion.

     The earnings rate on any amount remaining after the Executive's separation from employment will be the long-term rate of return on the Company's Retirement Plan then in effect.

4.   Vesting:   Executive's Deferred Compensation Account shall be
vested and nonforfeitable at all times.

Deferred Compensation Agreement
Page 2 of 3



5.   Election of Executive as to the Form and Date of Commencement
of Benefits:   The Executive, upon acceptance of the terms of this
Agreement, will elect the form of benefit and the commencement date of benefits to be paid under this Agreement. The election may be changed at the discretion of the Executive; however, the most recent subsequent election made at least two years prior to the end of active employment will determine the form of benefit and the date benefits are to be commenced.

a. The Executive can choose any form of benefit currently offered by the Retirement Plan and, in addition, may choose a lump sum payment or a sixty or one hundred and twenty-month payout.

b. The Executive may elect to receive benefits commencing with the end of his active employment or commencing at a specified time or age following the end of his active employment.

     In the event of the death of the Executive, the accumulated account will be distributed to a beneficiary or in the event there is no living beneficiary to the estate to the Executive per the election currently in effect.

6. Miscellaneous: This deferred compensation arrangement shall be unfunded and Executive shall have no greater rights than as an unsecured general creditor of the Company with respect to amount due under this Agreement. The Company shall be entitled to withhold taxes from any payments under this Agreement, as required by applicable law. This Agreement may only be modified by written agreement of parties to this Agreement.

Deferred Compensation Agreement
Page 3 of 3



     Furthermore, this Agreement is part and will be administered under the terms of the Pacific Scientific Company Supplemental
Retirement Plan. In an event of a conflict between the Agreement and the Plan, the terms of this Agreement will control.


     Entered into this   18   day of     February    , 1997.


EXECUTIVEPACIFIC SCIENTIFIC COMPANY



  /s/  LESTER HILL                By:   /s/  RICHARD V. PLAT
Lester "Buck" Hill                Name:  Richard V. Plat
                                  Title: Executive Vice President